SUBSCRIPTION AGREEMENT

BAROLA OIL & GAS CO. INC.

BAROLA OIL & GAS CO. INC., a Nevada corporation with its principal office at 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8 (hereinafter the "Company") and the undersigned (hereinafter the "Subscriber") agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of 3,000,000 shares of common stock of the Company at a price of $0.15 per share (hereinafter the "Shares"); and

B. The Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1  Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set-forth upon the signature page hereof at a price equal to $0.15 per share, and the Company agrees to sell such shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of shares as it may, in its sole discretion, deem necessary or desirable. Upon execution, this subscription shall be irrevocable by the Subscriber.

1.2  In order to purchase any of the shares being offered, an investor must complete and sign the Subscription Agreement that is attached to this Prospectus and return the original to Henry Starek, 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8. Payment, if made by a personal check, cashier’s check or money order, shall be for the full purchase price of $0.15 per share and made payable to "Barola Incorporated."

1.3  Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1  Subscriber hereby severally represents and warrants to the Company the following:

    (A)     the Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk and the Company may require substantial funds in addition to the proceeds of this prospectus (the "Prospectus");

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    (B)     an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

   (C)     the Subscriber has been delivered a Prospectus furnished by the Company to the Subscriber and has had full opportunity to review the Prospectus prior to execution of this Subscription Agreement; and

    (D)    the Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

REPRESENTATIONS BY THE COMPANY

3.1   The Company represents and warrants to the Subscriber that:

     (A)    The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B)    Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable.

TERMS OF SUBSCRIPTION

4.1  Once this subscription is accepted by the Company, all funds paid hereunder shall be immediately available to the Company. In the Event the subscription is not accepted, the subscription funds will be immediately returned to the Subscriber by the Company.

4.2     The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber’s address indicated below.

MISCELLANEOUS

5.1      Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its principal office, 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8, Attention: Mr. Henry Starek, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2      Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.
5.3     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

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5.4      The Subscriber agrees to notify the Company immediately if any of the foregoing statements made herein shall become untrue.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___day of ________ 2004.

Number of Shares Subscribed For:   __________________________________________

Dollar Amount:                                 __________________________________________

Signature of Subscriber:                    __________________________________________

Name of Subscriber:                         __________________________________________

Address of Subscriber:                     __________________________________________

Subscriber’s Social Security No.
or Tax Identification No.                   __________________________________________

ACCEPTED BY: BAROLA OIL & GAS CO. INC.

Signature of Authorized Signatory:            __________________________________

Name of Authorized Signatory:     __________________________________

Position of Authorized Signatory:              __________________________________

Date of Acceptance:                                __________________________________

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